Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Commonwealth Trust: Fidelity Small Cap Stock Fund which is included in Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A.

/s/Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.
Boston, Massachusetts
February 23, 1998